Exhibit 10.1
DEALER MANAGER AGREEMENT
August 10, 2009
Suburban Propane Partners, L.P.
Suburban Energy Finance Corp.
240 Route 10 West
Whippany, NJ 07981
Attention: Michael J. Dunn, Jr., President
Ladies and Gentlemen:
     This dealer manager agreement (this “Agreement”) will confirm the understanding among Suburban Propane Partners, L.P., a Delaware limited partnership (the “Company”), Suburban Energy Finance Corp., a Delaware Corporation (the “Co-Issuer”), Banc of America Securities LLC (“BAS”) and Wells Fargo Securities, LLC (“Wells Fargo”) pursuant to which the Company has retained BAS to act as lead dealer manager and Wells Fargo to act as co-dealer manager (together, the “Dealer Managers”), on the terms and subject to the conditions set forth herein, in connection with the proposed tender offer (the “Tender Offer”) for certain of the Company’s and the Co-Issuer’s outstanding 6.875% Senior Notes due 2013 (the “Notes”). The holders of Notes are hereinafter referred to as the “Holders.”
     Section 1. Engagement. Subject to the terms and conditions set forth herein:
     (a) The Company and the Co-Issuer hereby retain the Dealer Managers, and the Dealer Managers agree to act, as the exclusive dealer managers in connection with the Tender Offer until the date on which the Tender Offer expires or is earlier terminated in accordance with its terms. The Dealer Managers will perform those services in connection with the Tender Offer as are customarily performed by investment banks in connection with tender offers of a like nature, including, without limitation, to advise the Company and the Co-Issuer with respect to the terms and timing of the Tender Offer and assist the Company and the Co-Issuer in preparing any documents to be delivered by the Company and/or the Co-Issuer to the Holders or used in connection with the Tender Offer (collectively, the “Tender Documents”). The Dealer Managers agree that they will not furnish written information other than the Tender Documents to the Holders in connection with the Tender Offer without the prior consent of the Company. The Company and Co-Issuer authorize and direct the Dealer Managers, in accordance with their customary practices and consistent with industry practice, to communicate generally regarding the Tender Offer with the Holders and their authorized agents in connection with the Tender Offer.
     (b) The Company and the Co-Issuer acknowledge that the Dealer Managers have been retained solely to provide the services set forth in this Agreement. The Company and the Co-Issuer also acknowledge and agree that, in their respective capacities as Dealer Managers, each

Dealer Manager shall act as an independent contractor on an arm’s-length basis under this Agreement with duties solely to the Company and the Co-Issuer and that nothing contained herein or the nature of each Dealer Manager’s services hereunder is intended to create or shall be construed as creating an agency or fiduciary relationship (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and a Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by such Dealer Manager on behalf of the Company) between the Dealer Managers (or any of their respective affiliates), the Company and the Co-Issuer (or any of their respective security holders, affiliates, directors, officers, employees or creditors) or any other person. The Company and each Dealer Manager also acknowledge that (i) no Dealer Manager shall be deemed to act as a partner, joint venturer or agent of, or a member of a syndicate with, the Company or any of its affiliates (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and a Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by such Dealer Manager on behalf of the Company), and neither the Company nor any of its affiliates shall be deemed to act as a partner, joint venturer or agent of, or a member of a syndicate with, any Dealer Manager or any of their affiliates and (ii) no securities broker, dealer, bank, trust company or nominee shall be deemed to act as the agent of any Dealer Manager or any of its affiliates or as the agent of the Company or any of its affiliates, and no Dealer Manager shall be deemed to act as the agent of any securities broker, dealer, bank, trust company or nominee. In connection with each of the transactions contemplated hereby and the process leading to such transaction, each Dealer Manager is and has been acting solely as a principal and is not the agent or fiduciary of the Company or Co-Issuer or their respective security holders, affiliates, directors, officers, employees or creditors or any other person (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and a Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by such Dealer Manager on behalf of the Company). No Dealer Manager or any of their respective affiliates shall have any liability in tort, contract or otherwise to the Company or Co-Issuer or to any of the Company’s or Co-Issuer’s security holders, affiliates, directors, officers, employees or creditors for any act or omission on the part of any securities broker, dealer, bank, trust company or nominee or any other person except to the extent that such liability is finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or the willful misconduct of such Dealer Manager.
     (c) Accordingly, each of the Company and Co-Issuer expressly disclaims any agency or fiduciary relationship with any Dealer Manager hereunder (except that in any jurisdiction in which the Tender Offer is required to be made by a registered licensed broker or dealer, and a Dealer Manager is a registered licensed broker or dealer, it shall be deemed made by such Dealer Manager on behalf of the Company). The Company and Co-Issuer understand that the Dealer Managers and their respective affiliates are not providing (nor are the Company and Co-Issuer relying on the Dealer Managers or any of their affiliates for) tax, regulatory, legal or accounting advice. The rights and obligations the Company and Co-Issuer may have to the Dealer Managers or any of their respective affiliates (or vice versa) under any credit or other agreement are separate from any party’s rights and obligations under this Agreement and will not be affected in any way by this Agreement. Each of the Dealer Managers may, to the extent it deems appropriate, retain the services of any of its respective affiliates (including, without limitation, Merrill Lynch, Pierce, Fenner & Smith Incorporated (by BAS)) to assist such Dealer Manager in providing its services hereunder and share with any such affiliates any information made available by or on behalf of the Company or Co-Issuer; provided, however, that each such affiliate shall act in accordance with, and subject to, the terms and conditions of this Agreement.
     (d) Each of the Company and Co-Issuer acknowledges that the Dealer Managers and their respective affiliates are engaged in a broad range of securities activities and financial services. In the ordinary course of each Dealer Manager’s business, such Dealer Manager and its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company, Co-Issuer, their respective affiliates or any other company that may be involved in the transactions contemplated hereby and (ii) may at any time be providing or arranging financing and other financial services to companies that may be involved in a competing transaction. The Company and Co-Issuer acknowledge and agree that in connection with all aspects of the transaction contemplated by this Agreement, the Company, the Co-Issuer, and each Dealer Manager have an arm’s-length business relationship that creates no fiduciary duty on the part of such Dealer Manager, and each expressly disclaims any fiduciary relationship.
     (e) The Dealer Managers agree, in accordance with its customary practice and consistent with industry practice and in accordance with the terms of the Tender Offer, to perform those services in connection with the Tender Offer as are customarily performed by dealer managers in connection with similar transactions of a like nature, including, without limitation, using commercially reasonable efforts to solicit tenders of Notes pursuant to the Tender Offer, communicating generally regarding the Tender Offer with securities brokers, dealers, banks, trust companies and nominees and other Holders, and participating in meetings with, furnishing information to, and assisting the Company in negotiating with Holders.
     (f) The Company shall arrange for Global Bondholder Services Corporation to act as information agent (the “Information Agent”) in connection with the Tender Offer and shall request the Information Agent, as such, to advise the Dealer Managers at least daily of such matters relating to the Tender Offer as the Dealer Managers may reasonably request. In addition, the Company and Co-Issuer hereby authorize the Dealer Managers to communicate with the Information Agent with respect to matters relating to the Tender Offer.
     (g) The Company shall use commercially reasonable efforts to furnish the Dealer Managers, or cause the trustee or registrar for the Notes to furnish the Dealer Managers, as soon as practicable, with cards or lists or copies thereof showing the names of persons who were the Holders of record of Notes as of the date or dates specified by the Dealer Managers and, to the extent reasonably available to the Company, the beneficial Holders of the Notes as of such date or dates, together with their addresses and the principal amount of Notes held by them. In addition, the Company shall use commercially reasonable efforts to update such information from time to time during the term of this Agreement as reasonably requested by the Dealer Managers and to the extent such information is reasonably available to the Company within the time constraints specified.
     (h) The Company agrees to advise the Dealer Managers promptly of the occurrence of any event which, in the reasonable judgment of the Company or its counsel, would cause or require the Company to withdraw, rescind or modify the Tender Documents. In addition, if any event occurs as a result of which, in the reasonable judgment of the Company, it shall be necessary to amend or supplement any Tender Documents in order to correct any untrue statement of a material fact contained therein or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall, promptly upon becoming aware of any such event, advise the Dealer Managers of such event and, as promptly as practicable under the circumstances, prepare and furnish copies of such amendments or supplements of any such Tender Documents to the Dealer Managers, so that the statements in such Tender Documents, as so amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (i) Neither the Company nor the Co-Issuer will use or publish any material in connection with the Tender Offer, or refer to any Dealer Managers in any such material, without the prior approval of such Dealer Manager (which shall not be unreasonably withheld or delayed), except to the extent such reference is required by law or regulation. The Company or Co-Issuer, as applicable, upon receiving such approval, will promptly furnish the Dealer Managers with as many copies of such approved materials as the Dealer Managers may reasonably request. Except to the extent prohibited by applicable law or regulation, the Company, or Co-Issuer, as applicable, will promptly inform the Dealer Managers of any litigation or administrative or similar proceeding (of which it becomes aware) which is initiated or threatened with respect to the Tender Offer. Each Dealer Manager agrees that it will not make any statements in connection with the Tender Offer other than the statements that are set forth in, or derived from, the Tender Documents without the prior consent of the Company.
     (j) The Company agrees to pay promptly, in accordance with the terms and subject to the conditions of the Tender Documents, the applicable purchase price for the Notes to the Holders entitled thereto. The Company agrees not to purchase any Notes during the term of this Agreement except pursuant to and in accordance with the Tender Offer or as otherwise agreed in writing by the parties hereto and permitted under applicable laws and regulations.
     Section 2. Compensation and Expenses.
     (a) In consideration of services provided hereunder as the Dealer Managers, the Company shall pay the Dealer Managers a fee equal to $2.50 per $1,000 of the aggregate principal amount of Notes repurchased in the Tender Offer (payable 90% to BAS and 10% to Wells Fargo) payable on the Settlement Date (as such term is defined in the Tender Documents) or such other date as may be agreed by the Company and the Dealer Managers.
     (b) Whether or not any Notes are tendered pursuant to the Tender Offer, the Company and Co-Issuer jointly and severally agree to pay promptly all reasonable expenses incurred in connection with the preparation, printing, mailing and publishing of the Tender Documents, and all amounts payable to securities dealers (including the Dealer Managers), brokers, banks, trust companies and nominees as reimbursements of their customary mailing and handling expenses incurred in forwarding the Tender Documents to their customers, and of any forwarding agent, and all other expenses of the Company and the Co-Issuer in connection with the Tender Offer and shall reimburse the Dealer Managers for all reasonable out-of-pocket expenses incurred by the Dealer Managers in connection with their services as Dealer Managers under this Agreement, including the reasonable fees and disbursements of counsel to the Dealer Managers.
     Section 3. Termination. Subject to Section 8 hereof, this Agreement may be terminated by the Company or any Dealer Manager with respect to itself upon 10 days’ prior written notice; provided, however, that each Dealer Managers will be entitled to the full fees described above in the event that, at any time prior to 6 months from any such termination by the Company, the Company or the Co-Issuer (or any of their affiliates) consummates an offer, or offers in respect of the Notes in a form similar to the Tender Offer in a transaction or series of transactions in which such Dealer Manager did not act as dealer manager to the Company or its affiliate, as applicable; provided, further, that no fees shall be payable pursuant to the preceding proviso if any Dealer Manager was in material breach of this Agreement on the date of the notice of such termination was given by the Company.
     Section 4. Representations and Warranties by the Company. The Company and Co-Issuer, jointly and severally, represent and warrant to the Dealer Managers, as of the date hereof, as of each date that any Tender Documents are published, sent, given or otherwise distributed (each a “Mailing Date”), and as of the closing date of the Tender Offer on which the Notes are purchased by the Company pursuant to the Tender Offer (the “Closing Date”) that:
     (a) Each of the Company and Co-Issuer has been duly formed or incorporated and is validly existing as a limited partnership or corporation and in good standing under the laws of the jurisdiction of its formation or incorporation.
     (b) Each of the Company and Co-Issuer has all necessary corporate or limited partnership power and authority to execute and deliver this Agreement, and to perform all its obligations hereunder and to make and consummate the Tender Offer in accordance with its terms.
     (c) Each of the Company and the Co-Issuer has taken all necessary action to authorize the making and consummation of the Tender Offer and the execution, delivery and performance by the Company of this Agreement; and this Agreement has been duly executed and delivered by the Company and Co-Issuer, and, assuming due authorization, execution and delivery by the Dealer Managers, this Agreement constitutes a valid and legally binding agreement of the Company and Co-Issuer, enforceable against the Company and Co-Issuer in accordance with its terms, except to the extent such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.
     (d) Each of the Tender Documents complies and (as amended or supplemented, if amended or supplemented) will comply in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”); and the documents incorporated or deemed to be incorporated by reference into each of the Tender Documents (collectively, the “Incorporated Documents”) complied, as of the date of filing with the Securities and Exchange Commission (the “SEC”), in all material respects with all applicable requirements of the Securities Act and the Exchange Act; and each of the Tender Documents (including the Incorporated Documents) do not and (as amended or supplemented, if amended or supplemented) will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The financial statements, together with the related schedules and notes, contained in the Tender Documents and the Incorporated Documents present fairly in all material respects, in accordance with generally accepted accounting principles (“GAAP”), the consolidated financial position, results of operations, stockholder’s equity and cash flows of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they relate; and such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein.
     (f) Except as disclosed in the Tender Documents, the Company and its subsidiaries are not in breach or violation of or in default under, (i) any of the provisions of the indenture, dated as of December 23, 2003, governing the Notes (the “Indenture”), (ii) any of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (iii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iv) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, which violation or default in the case of clauses (i), (iii) or (iv) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Company or its subsidiaries to perform their obligations under this Agreement.
     (g) The execution, delivery and performance by the Company and Co-Issuer of this Agreement and the consummation by the Company and Co-Issuer, as applicable, of the transactions contemplated hereby do not and will not conflict with, or result (or with the passage of time would result) in a breach or violation of, or constitute a default under, (i) any of the provisions of the indenture dated as of December 23, 2003, governing the Notes (the “Indenture”) or of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries, (ii) any other note, indenture, loan agreement, mortgage or other agreement, instrument or undertaking to which the Company or any of its subsidiaries or affiliates is a party or by which any of them is bound or to which any of their properties or assets is subject, or (iii) any law, rule or regulation, or any order of any court or of any other governmental agency or instrumentality having jurisdiction over the Company or any of its subsidiaries or affiliates or any of its or their respective properties or assets, except for such breaches, violations, and defaults in the case of clause (ii) and clause (iii) that would not be reasonably expected to have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (h) No consent, approval, authorization or order of, or registration, qualification or filing with, any court or regulatory authority or other governmental agency or instrumentality is or will be required by the Company in connection with the making or consummation of the Tender Offer or the execution, delivery or performance by the Company of this Agreement and the transactions contemplated hereby, except such as have been obtained or made by the Company or Co-Issuer, as applicable, and are in full force and effect under the Securities Act, the Exchange Act or applicable state securities or “blue sky” laws or regulations.
     (i) In connection with the Tender Offer, the Company has complied, and will continue to comply, in all material respects with the Securities Act, the Exchange Act, the applicable regulations of the Financial Industry Regulatory Authority or any stock exchange and applicable state securities or “blue sky” laws or regulations.
     (j) Subsequent to the respective dates of the most recent financial statements contained in the Tender Documents and the Incorporated Documents (each as amended or supplemented), no Material Adverse Effect shall have occurred, except as set forth in, or contemplated by, the Tender Documents (as amended or supplemented).
     (k) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the Company’s knowledge, threatened, against or affecting the Company or any subsidiary of the Company, other than those accurately described in all material respects in the Offer to Purchase, or which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     (l) The Company has, or at the time it becomes obligated to purchase the Notes pursuant to the Tender Offer will have, sufficient funds available, and sufficient authority to use such funds under applicable law, to enable it to pay for the Notes tendered in accordance with the terms and conditions set forth in the Tender Documents.
     The representations and warranties set forth in this Section 4 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person (as defined in Annex A attached hereto).
     Section 5. Conditions and Obligations. The obligation of each Dealer Manager to act as a Dealer Manager hereunder shall at all times be subject, in its discretion, to the conditions that:
     (a) All representations and warranties of the Company and Co- Issuer that are qualified as to materiality or Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct in all material respects as of the date hereof, as of each Mailing Date and as of the Closing Date, except to the extent any such representations and warranties expressly relate to an earlier date.
     (b) Each of the Company and Co-Issuer at all times during the Tender Offer shall have performed, in all material respects, all of its obligations hereunder required as of such time to have been performed by it.
     (c) Counsel for the Company shall have delivered to the Dealer Managers an opinion, prior to the commencement of the Tender Offer and on the Closing Date, covering the matters set forth in Exhibit A hereto.

     (d) No stop order, restraining order or injunction has been issued by the SEC or any court, and no litigation shall have been commenced or threatened before the SEC or any court, with respect to (i) the making or the consummation of the Tender Offer, (ii) the execution, delivery or performance by the Company of this Agreement or (iii) any of the transactions in connection with, or contemplated by, the Tender Documents which the Dealer Managers or their legal counsel in good faith believes makes it inadvisable for the Dealer Managers to continue to render services pursuant hereto and it shall not have otherwise become unlawful under any law or regulation, federal, state or local, for the Dealer Managers so to act, or continue so to act, as the case may be.
     (e) At the Closing Date, there shall have been delivered to the Dealer Managers, on behalf of the Company, a certificate of the Chairman, Chief Executive Officer or President and the Chief Financial Officer of the Company, dated the Closing Date, and stating that the representations and warranties set forth in Section 4 hereof are true and accurate as if made on such Closing Date.
     (f) The Company shall have advised the Dealer Managers promptly of (i) the occurrence of any event which would reasonably be expected to cause the Company to withdraw, rescind or terminate the Tender Offer or would permit the Company to exercise any right not to purchase Notes tendered under the Tender Offer, (ii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would make it necessary or advisable to make any change in the Tender Documents being used or would cause any representation or warranty contained in this Agreement that is qualified as to materiality or Material Adverse Effect to be untrue or inaccurate in any respect or any representation or warranty contained in this Agreement that is not so qualified to be untrue or inaccurate in any material respect, (iii) any proposal by the Company or requirement to make, amend or supplement any Tender Document or any filing in connection with the Tender Offer pursuant to the Exchange Act or any applicable law, rule or regulation, (iv) its awareness of the issuance by any regulatory authority of any comment or order or the taking of any other action concerning the Tender Offer (and, if in writing, will have furnished the Dealer Managers with a copy thereof), (v) its awareness of any material developments in connection with the Tender Offer or the financing thereof, including, without limitation, the commencement of any lawsuit relating to the Tender Offer and (vi) any other information relating to the Tender Offer, the Tender Documents or this Agreement which the Dealer Managers may from time to time reasonably request.
     Section 6. Indemnification. In consideration of the engagement hereunder, each of the Company and Co-Issuer shall indemnify and hold each of the Dealer Managers harmless to the extent set forth in Annex A hereto, which provisions are incorporated by reference herein and constitute a part hereof. Annex A hereto is an integral part of this Agreement and shall survive any termination, expiration or cancellation of this Agreement.
     Section 7. Confidentiality. The Dealer Managers shall use all information provided to them by or on behalf of the Company or Co-Issuer hereunder solely for the purpose of providing the services which are the subject of this Agreement and the transactions contemplated hereby and shall treat confidentially all such information, provided that nothing herein shall prevent the Dealer Managers from disclosing any such information (i) pursuant to a requirement of law or regulation or the order or request of any court or administrative, regulatory or similar proceeding; provided, however, that, to the extent permitted by applicable law, reasonable advance notice of such disclosure is provided to the Company, (ii) upon the request of any regulatory authority having jurisdiction over the Dealer Managers or any of their respective affiliates; provided, however, that, to the extent permitted by applicable law, reasonable advance notice of such disclosure is provided to the Company, (iii) to the extent that such information becomes publicly available other than by reason of disclosure by the Dealer Managers or any of their affiliates in violation of this Section 7 or any other agreement between the parties, (iv) to their respective employees, legal counsel, independent auditors and other experts or agents (its “Representatives”) who need to know such information in connection with the transaction contemplated hereby and are informed of the confidential nature of such information and hold such information in accordance with this Section 7, and (v) to any of its affiliates as set forth in Section 12(d) hereof that hold such information in accordance with this Section 7. The Dealer Managers shall be responsible for compliance by its Representatives with this Section 7.
     Section 8. Survival. The agreements contained in Sections 2, 3, 6, 7, 9, 10 and 12 hereof and Annex A hereto shall survive any termination of this Agreement, any completion of the engagement provided by this Agreement or any investigation made on behalf of the Company, the Dealer Managers or any Indemnified Person and shall survive the termination of the Tender Offer.
     Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be performed wholly within the State of New York. The parties hereto consent to the exclusive jurisdiction of the courts of the State of New York and the federal courts located in the Borough of Manhattan, City of New York in any action or proceeding related to this Agreement (except that a judgment obtained in such courts may be enforced in any jurisdiction).
     Section 10. Notices. Except as otherwise expressly provided in this Agreement, whenever notice is required by the provisions of this Agreement to be given, such notice shall be in writing addressed as follows and effective when received:
If to the Company or Co-Issuer:
Suburban Propane Partners, L.P.
240 Route 10 West
Whippany, NJ 07981
Fax: (973) 515-5994
Attention: A. Davin D’Ambrosio, Vice President and Treasurer
with a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Fax: (212) 969-2900
Attention: Charles E. Dropkin, Esq.
Rima Moawad, Esq.

If to the Dealer Managers:
Banc of America Securities LLC
The Hearst Building
214 N. Tryon Street, 17th Floor
Charlotte, NC 28255
Fax: (704) 388-0830
Attn: Liability Management Group
with a copy to:
Banc of America Securities LLC
One Bryant Park
New York, NY 10036
Fax: (212) 901-7897
Attention: Legal Department
     Section 11. Advertisements. The Company agrees that the Dealer Managers shall have the right to place advertisements in financial and other newspapers and journals at their own expense describing their services to the Company hereunder, subject to the Company’s prior approval, which approval shall not be unreasonably withheld or delayed.
     Section 12. Miscellaneous.
     (a) This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. This Agreement may not be amended or modified except by a writing executed by each of the parties hereto. Section headings herein are for convenience only and are not a part of this Agreement.
     (b) The obligations of the Dealer Managers hereunder are several and not joint. No Dealer Manager shall be liable for the acts or omissions of any other Dealer Manager.
     (c) This Agreement is solely for the benefit of the Company and the Dealer Managers, and the Indemnified Persons, to the extent set forth in Annex A hereto and their respective successors, heirs and assigns, and no other person shall acquire or have any rights under or by virtue of this Agreement.
     (d) The Dealer Managers may (subject to Section 7 hereof) share any information or matters relating to the Company, Co-Issuer, the Tender Offer and the transactions contemplated hereby with its affiliates and such affiliates may likewise share information relating to the Company or Co-Issuer with the Dealer Managers. The Dealer Managers shall be responsible for compliance by their respective affiliates with Section 7 hereof.
     (e) If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the

Co-Issuer, and the Dealer Managers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.
     (f) This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, each of which will be deemed an original, but all of which, taken together, will constitute one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance of the terms hereof by signing in the appropriate space below and returning to the Dealer Managers the enclosed duplicate originals hereof, whereupon this letter shall become a binding agreement among us.

Very truly yours, BANC OF AMERICA SECURITIES LLC
By:	/s/ Andrew C. Karp
	Name:	Andrew C. Karp
	Title:	Managing Director

WELLS FARGO SECURITIES, LLC
By:	/s/ Daniel A. Nass
	Name:	Daniel A. Nass
	Title:	Managing Director

Dealer Manager Agreement

Accepted and agreed to as of the date first written above:

SUBURBAN PROPANE PARTNERS, L.P.

By: /s/ Michael J. Dunn, Jr.

Name: Michael J. Dunn, Jr.
Title: President

SUBURBAN ENERGY FINANCE CORP

By: /s/ Michael J. Dunn, Jr.

Name: Michael J. Dunn, Jr.
Title: President
Dealer Manager Agreement

ANNEX A
To Dealer Manager Agreement,
dated August 10, 2009 (the “Agreement”), between
Banc of America Securities LLC, Wells Fargo Securities, LLC,
Suburban Propane Partners, L.P., and Suburban Energy Finance Corp.
     The Company and Co-Issuer shall, jointly and severally indemnify, and hold harmless each Dealer Manager and each of their respective affiliates and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and reasonable expenses (including without limitation reasonable attorney’s fees), joint or several, to which any such Indemnified Person may become subject arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the Tender Documents or the Incorporated Documents or in any amendment or supplement to any of the foregoing, or the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, except, in the case of this clause (a), with respect solely to information relating to the Dealer Manager Information (as defined below), (b) any breach by the Company or the Co-Issuer of any representation or warranty or failure to comply with any of the agreements set forth in the Agreement or (c) the transactions contemplated by the Agreement or the performance by the Dealer Managers thereunder, or any action, claim, litigation, investigation (including, without limitation, any governmental or regulatory investigation) or proceedings relating to the foregoing (each and collectively, “Proceedings”), and to reimburse such Indemnified Persons for any reasonable legal or other reasonable out-of-pocket expenses as they are incurred in connection with investigating or defending any of the foregoing; provided, however, that neither the Company, nor the Co-Issuer shall be liable to any Indemnified Person to the extent such losses, claims, damages, liabilities or expenses are finally judicially determined to have resulted from the gross negligence or willful misconduct of such Indemnified Person, regardless of whether any of such Indemnified Persons is a party thereto. Each Dealer Manager hereby undertakes to promptly repay to the Company any amounts advanced to it or any of its their respective affiliates and their respective officers, directors, employees, agents and controlling persons if it shall be finally judicially determined that such Indemnified Person is not entitled to be indemnified by the Company or Co-Issuer under the provisions of this Agreement. As used herein, the term “Dealer Manager Information” shall mean the written information furnished to the Company by the Dealer Managers expressly for use in the Tender Documents, which in this case, shall be solely the name and address of each Dealer Manager as provided on the back cover of the Tender Documents.
     In case any Proceeding shall be brought or asserted against any Indemnified Person with respect to which indemnity may be sought from the Company or Co-Issuer hereunder, such Indemnified Person shall promptly notify the Company or Co-Issuer in writing of such Proceeding; provided that (a) the failure to give such notice shall not relieve the Company or Co-Issuer of its obligations pursuant to this Annex A unless and only to the extent that such failure to give notice results in the loss or compromise of any material rights or defenses of the Company or Co-Issuer, and (b) such failure to notify the Company or Co-Issuer will not relieve the Company or Co-Issuer from any liability which it may have to such Indemnified Person otherwise than on account of this Annex A. Upon receiving such notice, the Company and Co-Issuer will be entitled to participate in and, to the extent they may wish to, assume the defense and/or settlement of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Person; and the Company and Co-Issuer shall not be liable to such Indemnified Person hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Company or Co-Issuer agree in writing to pay such fees and expenses, (ii) the Company or Co-Issuer fail to assume such defense within 30 business days after receipt of the written notice from the Indemnified Person of such Proceeding, or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Person, the Company, the Co-Issuer, or their respective affiliates and such Indemnified Person shall have reasonably concluded that there are legal defenses available to it which are different from or additional to those available to the Company, Co-Issuer or their respective affiliates (in which case, if such Indemnified Person notifies the Company or Co-Issuer in writing, the Company and Co-Issuer shall not have the right to assume the defense thereof); it being understood, however, that the Company or Co-Issuer shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Persons, which firm shall be designated in writing by BAS, which counsel shall be reasonably satisfactory to the Company. The Company or Co-Issuer shall not effect, without the prior written consent of BAS, any settlement of any pending or threatened Proceeding unless such settlement includes an unconditional release from the party bringing such Proceeding of each Indemnified Person and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf, of any Indemnified Person. The Company and Co-Issuer shall not be liable for any settlement of any Proceeding effected by an Indemnified Person without the Company’s or Co-Issuer’s prior written consent, but if settled with such consent, the Company and Co-Issuer agree, on the terms and subject to the provisions of this Annex A, to indemnify the Indemnified Person from and against any loss, damage or liability by reason of such settlement.
     If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless (other than in accordance with the terms of this Annex A) then the Company and Co-Issuer, as applicable, shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect (a) the relative benefits received by the Company and Co-Issuer, as applicable, on the one hand and such Indemnified Person on the other hand from the Tender Offer, or (b) if the allocation provided by clause (a) above is not available, the relative fault of the Company and Co-Issuer, as applicable, on the one hand and such Indemnified Person on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Company and Co-Issuer (including their respective affiliates, officers, directors, employees, agents and controlling persons) on the one hand and each Dealer Managers (including its affiliates, officers, directors employees, agents and controlling persons) on the other hand shall be deemed to be in the same proportion as (i) the greater of (x) the aggregate principal amount of all Notes subject to the Tender Offer and (y) the maximum possible consideration proposed to be offered by the Company in connection with the Tender Offer bears to (ii) the fee actually paid to such Dealer Manager pursuant to the Agreement. The relative fault of the Company and Co-Issuer on the one hand and the Indemnified Person on the other hand relating to an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by, or relating to, the Company, its affiliates, Co-Issuer, or the Indemnified Person and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The indemnity, reimbursement and contribution obligations of the Company and Co-Issuer under this Annex A shall be in addition to any liability which the Company and Co-Issuer may otherwise have to an Indemnified Person, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, Co-Issuer, and any such Indemnified Person. Notwithstanding the foregoing, in no event shall any Dealer Managers be liable under the foregoing indemnity, reimbursement and contribution provisions in an amount in excess of the fees actually received by such Dealer Manager pursuant to the Agreement.
     Capitalized terms used but not defined in this Annex A have the meanings assigned to such terms in the Agreement.

EXHIBIT A
     1. The Partnership is validly existing as a limited partnership and in good standing under the Delaware Revised Uniform Limited Partnership Act and has all requisite limited partnership power and authority to conduct its business as described in the Offering Materials. The Partnership has all necessary power and authority to execute and deliver the Dealer Manager Agreement and perform its obligations under the Dealer Manager Agreement and to consummate the Tender Offer in accordance with its terms and has duly taken all necessary limited partnership action to authorize the making and consummation of the Tender Offer (including the purchase of Notes pursuant thereto) and the execution, delivery and performance by the Partnership of the Dealer Manager Agreement.
     2. The Co-Issuer is validly existing as a corporation and in good standing under the Delaware General Corporation Law and has all requisite corporate power and authority to conduct its business as described in the Offering Materials. The Co-Issuer has all necessary corporate power and authority to execute and deliver the Dealer Manager Agreement and perform its obligations under the Dealer Manager Agreement and to consummate the Tender Offer in accordance with their respective terms and has duly taken all necessary corporate action to authorize the making and consummation of the Tender Offer (including the purchase of Notes pursuant thereto) and the execution, delivery and performance by the Partnership of the Dealer Manager Agreement.
     3. The Dealer Manager Agreement has been duly executed and delivered by the Partnership and Co-Issuer, and assuming the due authorization, execution and delivery of the Dealer Manager Agreement by the Dealer Manager, the Dealer Manager Agreement constitutes a legal, valid and binding obligation of the Partnership and Co-Issuer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.
     4. The making and consummation of the Tender Offer and the execution, delivery and performance, if applicable, by the Partnership and Co-Issuer of the Dealer Manager Agreement (A) do not and will not conflict with, or result in a breach or violation of, or constitute a default under, any of the provisions of (I) the Indenture, (II) the Partnership Certificate, the Co-Issuer Certificate, the Partnership Agreement, or the By-laws, or (III) to our knowledge, any material agreement or instrument listed as an exhibit to the Annual Report on Form 10-K for the year ended September 27, 2008 of the Partnership or the Quarterly Report on Form 10-Q for the quarter ended June 27, 2009 of the Partnership, it being understood that we express no opinion with respect to any financial covenant in any agreement or instrument, and (B) do not and will not violate in any material respect any New York law, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act or United States federal law or regulation (collectively, the “Laws”) that are applicable to the Partnership or Co-Issuer or to the transactions contemplated by the Dealer Manager Agreement, or result in a violation of any order known to us of any court or of any other governmental agency or instrumentality having jurisdiction over the Partnership, Co-Issuer or any of the properties or assets of the Partnership or Co-Issuer.

     5. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency is required for the Partnership’s or the Co-Issuer’s execution, delivery and performance of the Dealer Manager Agreement and consummation of the transactions contemplated thereby and by the Offering Materials, except (A) such as have been obtained or made or (B) such as may be required under the applicable state securities or blue sky laws and from FINRA.
     6. To our knowledge, no stop order, restraining order, injunction or denial of an application for approval has been issued, and no proceedings, litigation or investigations have been initiated or threatened, by or before the SEC or any Other Agency (including any court) of the United States or the State of New York with respect to the commencement or consummation of the Tender Offer or the execution, delivery or performance of the Dealer Manager Agreement.